Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239176

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)(2)
Common Stock, par value $0.01 per share	$150,000,000	$16,365

(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

In accordance with Rule 415(a)(6) and Rule 457(p) under the Securities Act, this registration fee is being offset against $16,365 of the $79,997 in unused registration fee previously paid by the registrant on May 19, 2017 with respect to $690,224,118 of unsold securities under the registrant’s prior Registration Statement on Form S-3, as amended (File No. 333-218130), filed on May 19, 2017.

Prospectus Supplement
to Prospectus dated June 15, 2020

Independence Realty Trust, Inc.

$150,000,000

Common Stock

We have entered into an equity distribution agreement (the “equity distribution agreement”) for a continuous offering program with each of Bank of Montreal, BofA Securities, Inc., BMO Capital Markets Corp., Capital One Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated and Truist Securities, Inc. We refer to these entities, when acting in their capacity as sales agents for us or as principals, individually, as a “Sales Agent” and, collectively, as the “Sales Agents.” We refer to these entities (except in the case of BofA Securities, Inc., Capital One Securities, Inc., Citigroup Global Markets Inc., Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated and Truist Securities, Inc.), when acting in their capacity as agents for the Forward Purchasers (as defined below), individually, as a “Forward Seller” and, collectively, as the “Forward Sellers.” In accordance with the terms of the equity distribution agreement, we may from time to time offer and sell shares of our common stock, $0.01 par value per share (“common stock”), having an aggregate offering price of up to $150,000,000 through the Sales Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Sales Agents, acting as principals.

The equity distribution agreement contemplates that, in addition to the issuance and sale of shares of our common stock by us through or to the Sales Agents, acting as our sales agents or as principals, as applicable, we may also enter into one or more forward transactions (each, a “forward sale transaction” and, collectively, the “forward sale transactions”) from time to time under separate master forward sale confirmations and related supplemental confirmations, with each of Bank of Montreal, Jefferies LLC and KeyBanc Capital Markets Inc. We refer to these entities, when acting in their capacity as purchasers under any forward sale transactions, individually as a “Forward Purchaser” and, collectively, as the “Forward Purchasers.” If we enter into a forward sale transaction with any Forward Purchaser, we expect that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through its related Forward Seller, the number of shares of our common stock underlying such forward sale transaction. We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser (or affiliate thereof) and sold through a Forward Seller.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus made through the Sales Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Sales Agent, acting as principals, pursuant to the equity distribution agreement may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for our common stock or to or through a market maker, or otherwise or as may be agreed between us and the applicable Sales Agent or Forward Seller. No Sales Agent and no Forward Seller is required to sell any specific number or dollar amount of shares of our common stock, but subject to the terms and conditions of the equity distribution agreement, each of the Sales Agents and Forward Sellers has agreed to use its commercially reasonable efforts to sell shares of our common stock up to the amount specified by us. If we sell shares of our Common Stock to any of the Sales Agents, acting as principal, we will enter into a separate terms agreement with such Sales Agent.  The shares of our common stock offered and sold through the Sales Agents and by the Forward Sellers pursuant to the equity distribution agreement will be offered and sold through only one Sales Agent or by one Forward Seller on any given trading day. The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of shares of our common stock subject to the equity distribution agreement (including shares sold by us to or through the Sales Agents and borrowed shares sold by the Forward

Sellers) and any terms agreement having an aggregate gross sales price of $150,000,000 and (ii) the termination of the equity distribution agreement by us, the Sales Agents, the Forward Sellers or the Forward Purchasers as permitted therein.

We expect to fully physically settle each forward sale transaction, if any, on one or more dates specified by us on or prior to the maturity date of such forward sale transaction, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying such forward sale transaction multiplied by the relevant forward sale price per share. However, subject to certain exceptions, we may also elect to cash settle or net share settle all or any portion of our obligations under any forward sale transaction. If we elect to cash settle any forward sale transaction, we may not receive any proceeds and we may owe cash to the applicable Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale transaction, we will not receive any proceeds and we may owe shares of our common stock to the applicable Forward Purchaser in certain circumstances. For additional information, see “Plan of Distribution” in this prospectus supplement.

The compensation to the Managers, which will be allocated to each Manager on a pro rata basis, for acting as sales agents of the Company and/or principals in sales of Shares shall be at a mutually agreed rate, not to exceed 1.5% of the gross sales price of any Shares sold. The compensation to those Managers who have agreed to act as Forward Purchasers, which will be allocated to solely each of such Managers who have agreed to act as Forward Purchasers on a pro rata basis, for acting as forward sellers for the applicable Forward Purchaser(s), for sales of Forward Hedge Shares shall be at a mutually agreed rate in the form of a reduction to the Initial Forward Price under the related Confirmation, not to exceed 1.5% of the gross sales price of the Forward Hedge Shares sold. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the Forward Purchasers, as applicable, from the sale of such Shares.   Each Manager who has received funds from sales of Shares or Forward Hedge Shares, as applicable, shall be responsible for remitting (on the Settlement Date or Forward Settlement Date, as applicable) to the other Managers, as applicable, their pro rata share of the compensation to which they are entitled.

To assist us in qualifying as a real estate investment trust, our charter limits ownership by any person to 9.8% of the lesser of the number or value of shares of our outstanding common stock, with certain exceptions. See “Description of Capital Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “IRT.” On November 12, 2020, the last reported sale price of our common stock on the NYSE was $13.23 per share.

Investing in our common stock involves risks. You should read carefully and consider the information under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in other filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, which are incorporated by reference in this prospectus supplement and in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Baird	BMO Capital Markets	BofA Securities	Capital One Securities	Citigroup
Jefferies	KeyBanc Capital Markets	Stifel	Truist Securities, Inc.

Prospectus Supplement dated November 13, 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us. Neither we nor any of the Sales Agents, Forward Sellers and Forward Purchasers (or any of our or their respective affiliates) have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agents, forward sellers and forward purchasers are not, making an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate as of any date other than the date of such documents or that the information incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since such dates.

S-i

ABOUT THIS PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. You should read this entire document, including the prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any “free writing prospectus” we authorize to be delivered to you. We, the Sales Agents, the Forward Sellers and the Forward Purchasers have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

   To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference herein or therein prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC or in this prospectus supplement or the accompanying prospectus shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference. Please see “Forward-Looking Statements” in this prospectus supplement and “Cautionary Statement Regarding Forward-Looking Statements” in the accompanying prospectus.

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to the “company,” “IRT,” “we,” “us,” and “our” are to Independence Realty Trust, Inc., a Maryland corporation, and its consolidated subsidiaries, including Independence Realty Operating Partnership, LP, a Delaware limited partnership, which we refer to in this prospectus as our "Operating Partnership."

The distribution of this prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus” and the offering of the shares of our common stock may be restricted by law. If you possess this prospectus supplement, the accompanying prospectus or any authorized “free writing prospectus,” you should find out about and observe these restrictions. This prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus” are not an offer to sell the shares and are not soliciting an offer to buy the shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein, each contain "forward-looking statements" within the meaning of the safe harbor from civil liability set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify forward-looking statements by the use of words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of such words or similar expressions. Forward-looking statements include, among others, statements about our future financial condition, results of operations, our business strategy and objectives, including our acquisition strategy, our value-add initiatives, occupancy and leasing rates and trends, and expected liquidity needs and sources (including capital expenditures and the ability to obtain financing or raise capital). Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors including, without limitation:

•

the factors included in our most recent Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, including those set forth therein under the heading "Risk Factors";

•	the length and severity of the novel coronavirus (COVID-19) outbreak, including its impact on demand for multifamily apartment properties and our tenants’ ability or willingness to pay rent;
•	adverse changes in national, regional and local economic conditions;
•	unfavorable changes in apartment market conditions that could adversely affect our occupancy levels and rental rates;
•	competitive factors that may limit our ability to lease our apartment communities or increase or maintain rental rates;
•	volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital;
•	changing interest rates, which could increase our borrowing costs and adversely affect the market price of our securities;
•	delays in completing, and cost overruns incurred in connection with, our value-add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives;
•	failure of contemplated acquisitions to close on expected terms or to achieve anticipated results;
•

illiquidity of real estate investments, which could make it difficult for us to respond to changing economic or financial conditions or changes in the operating performance of our apartment communities;

•	failure to generate sufficient cash flows to fund our debt service requirements and distributions to stockholders;
•	our inability to comply with financial covenants in our debt agreements;
•	potential damage from natural disasters, including hurricanes and other weather-related events, which could result in substantial costs to us;
•	adverse impacts on our properties or operations from the effects of climate change;
•	uninsured losses due to insurance deductibles, self-insurance retention, uninsured claims or casualties, or losses in excess of applicable coverage;
•	potential liability for environmental contamination;
•	risks from cybersecurity breaches of our information technology systems and the information technology systems of our third party vendors and other third parties;
•	the imposition of federal taxes if we fail to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”) in any taxable year;
•	risks related to any forward sale transaction, including substantial dilution to our earnings per share or substantial cash payment or stock delivery obligations;
•

our internal control over financial reporting may not be considered effective which could result in a loss of investor confidence in our financial reports, and in turn have an adverse effect on the market price of our securities; and

•	changes in laws and regulations that increase our costs or otherwise adversely affect our business, financial condition or results of operation.

The risks included herein are not exhaustive, and you should be aware that there may be other factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated herein by reference, including those filed in the future, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus.

prospectus supplement summary

This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read the “Risk Factors” section beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 18, 2020 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on May 7, 2020, and the documents incorporated by reference herein and therein for more information about risks that you should consider before making a decision to invest in our common stock.

OUR COMPANY

We are a self-administered and self-managed REIT focused on the acquisition, ownership, operation, improvement and management of multifamily apartment properties across non-gateway U.S. markets. As of September 30, 2020, we owned and operated 58 multifamily apartment properties that contain 15,805 units. Our properties are located in Georgia, North Carolina, Tennessee, Kentucky, Ohio, Oklahoma, Indiana, Texas, Florida, South Carolina, Missouri, Louisiana, and Alabama.

Our primary business objective is to maximize stockholder value through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation. Our investment strategy is focused on: (i) gaining scale within key amenity rich submarkets of non-gateway cities that offer good school districts, high-quality retail and major employment centers and are unlikely to experience substantial new apartment construction in the foreseeable future; (ii) increasing cash flows at our existing apartment properties through prudent property management and strategic renovation projects; and (iii) acquiring additional properties that have strong and stable occupancies and support a rise in rental rates or that have the potential for repositioning through capital expenditures or tailored management strategies.

IRT was formed in 2009 as a Maryland corporation and elected to be taxed as a REIT under the Code, commencing with its taxable year ended December 31, 2011. IRT owns its assets and conducts its business through the Operating Partnership and its subsidiaries. IRT controls the Operating Partnership as its sole general partner and, as of September 30, 2020, IRT owned an approximately 99.3% interest in the Operating Partnership.

Our executive offices are located at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 and our telephone number is (267) 270-4800.

We maintain a website at irtliving.com. None of the information on, or accessible through, our website is incorporated in or constitutes a part of, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

the offering

Issuer	Independence Realty Trust, Inc., a Maryland corporation.
Common Stock Offered from Time to Time

Shares having an aggregate gross sales price of up to $150,000,000. The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us through or to the Sales Agents, acting as our sales agents or as principals, as applicable, and borrowed shares of our common stock that may be offered and sold by the Forward Sellers. For additional information, see “Plan of Distribution—Sales Through Forward Sellers” in this prospectus supplement.

Use of Proceeds

We intend to contribute to our Operating Partnership the net proceeds from this offering, including from the settlement of any forward sale transaction, in exchange for common partnership units (“OP units”) in our Operating Partnership.  Our Operating Partnership intends to use such net proceeds for general business purposes, which may include the acquisition of additional properties, capital expenditures, repayment of debt, working capital and other general corporate purposes. Pending the use of the net proceeds as described above, we may invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify as a REIT. See “Use of Proceeds” in this prospectus supplement.

We will not initially receive any proceeds from the sale of shares of our common stock by any Forward Sellers.

New York Stock Exchange Symbol	IRT

Accounting Treatment of Forward Sale Transactions

In the event that we enter into any forward sale transactions, we expect that before any issuance of shares of our common stock upon physical or net share settlement of such forward sale transactions, the shares issuable upon settlement of such forward sale transactions will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale transaction at the adjusted forward sale price over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the relevant reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, prior to physical or net share settlement of a particular forward sale transaction and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share as a result of such forward sale transaction except during periods when the average market price of shares of our common stock is above the per share adjusted forward sale price of such forward sale transaction, subject to adjustment on a daily basis based on a specified daily rate, less a variable spread based upon the daily borrowing cost incurred by the applicable Forward Purchaser when borrowing our common stock, and subject to decrease by amounts related to dividends on our common stock during the term of such forward sale transaction. However, if we decide to physically settle or net share settle any forward sale transaction, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share, return on equity and dividends per share.

Material United States Federal Income Tax Considerations

For a description of material United States federal income tax considerations of an investment in our common stock, please review the disclosure in the accompanying prospectus under “Material United States Federal Income Tax Considerations.”

Restrictions on Ownership

To assist us in maintaining our qualification as a REIT, our charter provides that no person or entity may actually own or be deemed to own by virtue of the applicable constructive ownership provisions, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of each class or series of our stock, or 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock, with certain exceptions. See “Description of Capital Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

Risk Factors

You should read carefully the “Risk Factors” section beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus as well as the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019, in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, all of which are incorporated by reference in this prospectus supplement and in the accompanying prospectus, before making a decision to invest in our common stock.

RISK FACTORS

An investment in our common stock involves various risks, including those set forth below as well as those set forth in the risk factors incorporated by reference in the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference in the accompanying prospectus, as updated by our subsequent filings under the Exchange Act prior to the completion of this offering. You should carefully consider these risk factors, together with the information incorporated by reference in the accompanying prospectus, before making an investment in shares of our common stock. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Related to Forward Sale Transactions

Affiliates of the Forward Purchasers may receive benefits in connection with this offering.

If we enter into any forward sale agreement with a Forward Purchaser, the relevant Forward Purchaser or its affiliate will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable laws and regulations, to borrow from third parties and sell, through its affiliated Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable Forward Seller (or one or more of its affiliates). Such entity will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreement.

In addition, affiliates of certain of the Forward Purchasers are lenders under our unsecured revolving credit facility and unsecured term loans. To the extent that we use a portion of the net proceeds we may receive from an offering or from the physical settlement of a forward sale agreement to repay borrowings outstanding under our unsecured revolving credit facility and/or unsecured term loans, such affiliates would receive their respective proportionate share of any amount of the facility that is repaid with the net proceeds of any such offering.

These transactions create potential conflicts of interest because the Sales Agents and the Forward Purchasers could have an interest in the successful completion of an offering beyond the sales commissions they would receive. The interest may influence the decision regarding the terms and circumstances under which any offering is completed.

Settlement provisions contained in any forward sale transaction could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If we enter into one or more forward sale transactions, the applicable Forward Purchaser will have the right to accelerate that particular forward sale transaction (with respect to all or any portion of the transaction under such forward sale transaction that the applicable Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by such Forward Purchaser if:

•	such Forward Purchaser after using commercially reasonable efforts, is unable to establish, maintain or unwind its hedge position with respect to that particular forward sale transaction;
•	certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded;
•

we declare any dividend, issue or distribution on shares of our common stock payable in securities of another company as a result of a spin-off or similar transaction, or payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•

an extraordinary event (including certain mergers or tender offers or the delisting of our common stock) occurs or there is a public announcement of an event or transaction that, if consummated, would constitute such an extraordinary event; or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the applicable forward sale transaction, our bankruptcy or a change in law (as such terms are defined in the forward sale transaction).

A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale transaction will be made irrespective of our interests or our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale transaction or, if we so elect and such Forward Purchaser so permits our election, net share settlement provisions of the applicable forward sale transaction irrespective of our interests or our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.

We expect that settlement of any forward sale transaction will generally occur no later than the one-year anniversary of the entry into such forward sale transaction.  However, any forward sale transaction may be settled earlier than the latest potential settlement date specified in that particular forward sale transaction in whole or in part at our option. If the daily borrow cost incurred by the applicable Forward Purchaser in connection with a forward sale transaction increases to a level unacceptable to us, we may elect to terminate such forward sale transaction. We expect that each forward sale transaction will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale transaction. Upon physical settlement or, if we so elect, net share settlement of such forward sale transaction, delivery of shares of our common stock in connection with such physical settlement or net share settlement, will result in dilution to our earnings per share, return on equity and dividends per share. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale transaction, subject to any conditions specified in the particular forward sale transaction, we expect the applicable Forward Purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock in relation to that forward sale transaction, taking into account, in the case of net share settlement, any shares deliverable by or to us under the forward sale transaction. In addition, the purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that the Forward Purchaser would owe us) upon cash settlement of the relevant forward sale transaction or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale transaction.

The forward sale price that we expect to receive upon physical settlement of a particular forward sale transaction will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a variable spread based upon the daily borrow cost incurred by the applicable Forward Purchaser when borrowing our common stock and will be decreased based on amounts related to dividends on our common stock during the term of the applicable forward sale transaction. If the specified daily rate is less than the variable spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the market value of our common stock, determined in accordance of the terms of the relevant forward sale transaction, during the relevant valuation period under the particular forward sale transaction is above the applicable forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under that particular forward sale transaction an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable Forward Purchaser a number of shares of our common stock having a value, determined in accordance with the terms of the applicable forward sale transaction, equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale transaction.

In case of certain bankruptcy or insolvency events, any forward sale transactions will automatically terminate, and we would not receive any proceeds from the sale of shares of our common stock that have not theretofore been settled.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale transactions that are in effect will automatically terminate. If any such forward sale transaction so terminates, we would not be obligated to deliver to the applicable Forward Purchaser any shares of our common stock not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale transaction has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale transaction is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle a forward sale transaction for cash and the applicable settlement price is less than the applicable forward sale price, we would be entitled to receive a cash payment from the applicable Forward Purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our common stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale transaction, or the U.S. Internal Revenue Service otherwise recharacterizes the tax treatment of a forward sale transaction in a manner that results in the recognition of income by us, such gain or income may impact our ability to satisfy the gross income requirements applicable to REITs under the Code. In such case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (1) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% gross income test or (2) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% gross income test, as discussed in Exhibit 99.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (“Material U.S. Federal Income Tax Considerations”) multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions are not available, we could lose our REIT status under the Code.

We have in the past entered into forward sale transactions, and we may in the future enter into forward sale transactions that are not part of the offering contemplated by this prospectus supplement and the accompanying prospectus, all of which subject us to risks similar to those described above.

We have in the past entered into forward sale transactions and may in the future enter into forward sale transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. The non-settled forward sale transactions that we entered into in the past, to the extent not fully settled, subject us to risks that are substantially similar to the risks described above and due to their not being fully settled could subject us to incremental risks with respect to the forward sale transactions entered into with respect to this offering. Likewise, if in the future we enter into any forward sale transactions that are not entered into in connection with the offering contemplated by this prospectus supplement and the accompanying prospectus, those forward sale transactions also may subject us to risks that are substantially similar to the risks described above.

USE OF PROCEEDS

The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Sales Agents, acting as our sales agents or as principals, and borrowed shares of our common stock that may be offered and sold by the Forward Sellers. We intend to contribute the net proceeds from any sales of shares of our common stock to or through the Sales Agents and the net cash proceeds from the settlement of any forward sale transactions to our Operating Partnership in exchange for an equivalent number of newly issued OP units in accordance with the partnership agreement of our Operating Partnership. Our Operating Partnership intends to use such net proceeds for general business purposes, which may include the acquisition of additional properties, capital expenditures, repayment of debt, working capital and other general corporate purposes. Pending the use of the net proceeds as described above, we may invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify as a REIT.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the Forward Sellers, acting as agents for the Forward Purchasers, in connection with any forward sale transaction. We currently expect to fully physically settle each particular forward sale transaction, in which case we expect to receive aggregate net cash proceeds at settlement in an amount equal to the product of the forward sale price under the forward sale transaction and the number of shares of our common stock underlying the forward sale transaction, subject to the price adjustment and other provisions of the forward sale transaction. If, however, we elect to cash settle any forward sale transaction, we may not receive any proceeds (and may owe cash to the applicable Forward Purchaser in certain circumstances), and if we elect to net share settle any forward sale transaction, we will not receive any proceeds (and may owe shares of our common stock to the applicable Forward Purchaser in certain circumstances).

As of September 30, 2020, outstanding borrowings under our unsecured revolving credit facility bore interest at LIBOR plus 1.45% and totaled approximately $241.8 million. Our unsecured revolving credit facility matures on May 9, 2023, subject to two six-month extension options under certain circumstances, including payment of an extension fee. In addition, we have a $100,000 unsecured term loan that matures in November 2024 and a $200 million unsecured term loan that matures in January 2024. As of September 30, 2020, the interest rate on our $100 million unsecured term loan was LIBOR plus 1.35% and the interest rate on our $200 million unsecured term loan was LIBOR plus 1.35%. Certain of the Sales Agents, Forward Sellers, Forward Purchasers and/or their respective affiliates are lenders and/or agents under our unsecured revolving credit facility and our unsecured term loans. To the extent we use the net proceeds of an offering or from the physical settlement of a forward sale agreement to reduce existing or future indebtedness under our unsecured revolving credit facility and/or unsecured term loans, these Sales Agents, Forward Sellers, Forward Purchasers or their respective affiliates would receive their pro rata portion of any amount that is repaid under the applicable facility with such net proceeds.  See “Plan of Distribution – Other Relationships.”

PLAN OF DISTRIBUTION

This prospectus supplement relates to the offer and sale of shares of our common stock pursuant to an at-the-market equity program having an aggregate gross sales price of up to $150,000,000 by and through the Sales Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Sales Agent, acting as principals. These sales will be made pursuant to the terms of an equity distribution agreement we entered into with our Operating Partnership, the Sales Agents, the Forward Sellers and the Forward Purchasers on November 13, 2020. The sales, if any, of shares of our common stock made under the equity distribution agreement may be made in negotiated transactions, including block trades, or transactions that are deemed to be "at-the-market" offerings, as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers' transactions on the NYSE, the existing trading market for shares of our common stock, or sales made to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. As an agent, none of the Sales Agents and the Forward Sellers will engage in any transactions that stabilize the price of shares of our common stock.

The equity distribution agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the relevant Sales Agent, we may from time to time enter into separate forward sale transactions with each of the Forward Purchasers. If we enter into a forward sale transaction with any Forward Purchaser, we expect that the Forward Purchaser or an affiliate will attempt to borrow and sell, through its affiliated Forward Seller, as applicable, shares of our common stock to hedge such Forward Purchaser's exposure under such forward sale agreement, in accordance with the mutually accepted instructions related to such forward sale agreement.

We will not initially receive any proceeds from any sale of borrowed shares of our common stock through a

Forward Seller. Subject to certain conditions, we generally have the right to elect physical, cash or net share settlement under the forward sale agreements. We expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the relevant forward sale price. We may also elect to cash settle or net share settle our obligations under the forward sale agreements if we determine that it is in our best interests to do so. If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser.

Neither the Sales Agents nor the Forward Sellers are required to sell any specific number or dollar amount of shares of our common stock but, subject to the terms and conditions of the equity distribution agreement, each of the Sales Agents and the Forward Sellers has agreed to use its commercially reasonable efforts to sell all of the shares of our common stock so designated by us (if acting as our sales agent) and all of the borrowed shares (if acting as agent for the relevant Forward Purchaser). The shares of our common stock offered and sold through the Sales Agents and by the Forward Sellers pursuant to the equity distribution agreement will be offered and sold through only one Sales Agent or by one Forward Seller on any given trading day.

We will report at least quarterly in our periodic filings or, to the extent required by applicable law and SEC interpretations thereof, a prospectus supplement, the number of shares of our common stock sold to or through the Sales Agents and by the Forward Sellers under the at-the-market program and the net proceeds to us in connection with such sales.

Because there is no minimum offering amount contemplated by the equity distribution agreement, commissions and net proceeds to us from the sale of shares of our common stock under this prospectus supplement and the accompanying prospectus, if any, are not determinable at this time. We estimate that the total expenses of this offering payable by us, excluding discounts and commissions under the equity distribution agreement, will be approximately $200,000. To the extent shares of our common stock with an aggregate offering price of at least $40,000,000 have not been offered and sold by the eighteen-month anniversary of the equity distribution agreement, we have agreed to reimburse the Sales Agents, the Forward Sellers and the Forward Purchasers for their reasonable out of pocket expenses, including the reasonable fees and disbursements of a single counsel retained by such parties.

In connection with the sale of the shares of our common stock on our behalf, the Sales Agents and/or the Forward Sellers may be deemed to be “underwriters” within the meaning of the Securities Act, and their compensation  may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Sales Agent, Forward Seller and Forward Purchaser against certain liabilities, including civil liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of shares of our common stock subject to the equity distribution agreement (including shares sold by us to or through the Sales Agents and borrowed shares sold by the Forward Sellers) and any terms agreement having an aggregate gross sales price of $150,000,000 and (ii) the termination of the equity distribution agreement by us, the Sales Agents, the Forward Sellers or the Forward Purchasers as permitted therein.

If we or any of the Sales Agents or Forward Sellers have reason to believe that the exemptive provisions set forth in Rule 101(c)(l) of Regulation M under the Exchange Act are not satisfied with respect to us or our common stock, such party will promptly notify the others and sales of common stock pursuant to the equity distribution agreement or any terms agreement will be suspended until Rule 101(c)(1) or another exemptive provision has been satisfied in the judgment of each party.

Sales Through Sales Agents as Sales Agents or Principal

We will designate the maximum amount of shares of our common stock to be sold through the Sales Agents as agents on a daily basis or otherwise as we and the Sales Agents agree. Subject to the terms and conditions of the equity distribution agreement, each Sales Agent has agreed to use its commercially reasonable efforts to sell on our behalf all of the designated shares of our common stock. We may instruct the Sales Agents not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any applicable Sales Agent may suspend the offering of shares of our common stock through such Sales Agent pursuant to the equity distribution agreement by notifying the other party thereto.

Each Sales Agent will provide written confirmation to us as soon as is reasonably practicable following the close of the trading day on the NYSE each day on which shares of our common stock are sold through it under the equity distribution agreement. Each confirmation will include the number of shares of our common stock sold on that day, the sales prices of the shares sold and the compensation payable by us to the Sales Agent in connection with such sales.

We will pay a commission, which will be allocated to each Sales Agent on a pro rata basis, that will not exceed, but may be lower than, 1.5% of the gross sales price per share sold through a Sales Agent under the equity distribution agreement. The remaining sales proceeds, after deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares of our common stock.

Under the terms of the equity distribution agreement, we may also sell shares of our common stock to one or more of the Sales Agents, each as principal for its own account, at a price agreed upon at the time of sale. If we sell shares of our common stock to any Sales Agent, as principal, we will enter into a separate terms agreement with that Sales Agent setting forth the terms of such transaction, and we will describe any such terms agreement in a separate prospectus supplement or pricing supplement.

Settlement for sales of shares of our common stock will occur on the second business day following the date on which any sales were made, unless some other date is agreed upon by us and the applicable Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales Through Forward Sellers

If we enter into a forward sale transaction with any Forward Purchaser, we expect that such Forward Purchaser (or an affiliate thereof) will use commercially reasonable efforts to borrow from third parties and sell, through the relevant Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale transaction.

In connection with any forward sale transaction, we will deliver instructions to the relevant Forward Seller to offer and sell the applicable borrowed shares of our common stock on behalf of the relevant Forward Purchaser.  Such instructions will specify, among other specified terms, the maximum number of shares to be sold and the minimum price per share at which such shares may be sold. Subject to, among other things, the terms and conditions in the equity distribution agreement and the acceptance of such instructions from us by the relevant Forward Seller (as such instructions may have been modified upon mutual consent of the relevant Forward Purchaser, as the relevant Forward Seller, and us), such Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow, offer and sell through the relevant Forward Seller the applicable shares of our common stock to hedge the Forward Purchaser’s exposure under the applicable forward sale agreement, and such Forward Seller will use its commercially reasonable efforts to sell such shares of common stock, on the terms and subject to the conditions set forth in the equity distribution agreement and the master forward sale confirmation. We or the applicable Forward Seller may at any time immediately suspend the offering of shares of our common stock through such Forward Seller, upon notice to the other party.

In connection with each forward sale transaction, we will pay a commission, which will be allocated to each Sales Agent on a pro rata basis, in the form of a reduction to the initial forward sale price under the related forward sale transaction, at a mutually agreed rate not exceeding 1.5% of the gross sales price of borrowed shares of our common stock sold through a Forward Seller. We sometimes refer to this commission as the “forward selling commission”.

We expect that settlement of any sales of borrowed shares of our common stock by a Forward Seller will occur on the second business day (or such other date as may be agreed upon by the relevant parties) following the respective dates on which any such sales are made. The obligations of a Forward Purchaser and a Forward Seller under the equity distribution agreement are subject to a number of conditions, which such Forward Purchaser and Forward Seller, respectively, may waive in their sole and absolute discretion.

Pursuant to each forward sale transaction, if any, we will have the right to issue and sell to the Forward Purchaser party thereto a specified number of shares of our common stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, as described below, for all or any portion of such shares. The initial forward price per share under each forward sale transaction will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average of the sales prices per share at which the borrowed shares of our common stock were sold by the relevant Forward Seller during the applicable forward hedge selling period in accordance with the terms of the related forward sale transaction to hedge the relevant Forward Purchaser’s exposure under such forward sale transaction. We will not initially receive any proceeds from any sale of borrowed shares of our common stock through a Forward Seller, and all of such proceeds will be paid to the relevant Forward Purchaser (or one or more of its affiliates).

The forward sale price that we expect to receive upon physical settlement of a particular forward sale transaction will be the initial forward price per share, as adjusted on a daily basis based on a floating interest rate factor equal to a specified daily rate less a variable spread based among other things upon the daily borrow cost incurred by the applicable Forward Purchaser when borrowing our common stock and will be decreased based on amounts related to dividends on our common stock during the term of the applicable forward sale transaction. The resulting price after such adjustments and reductions is the forward price on the relevant settlement date. If the specified daily rate is less than the variable spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the market value of our common stock, determined in accordance of the terms of the relevant forward sale transaction, during the relevant valuation period under the particular forward sale transaction is above the applicable forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under that particular forward sale transaction an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable Forward Purchaser a number of shares of our common stock having a value, determined in accordance with the terms of the applicable forward sale transaction, equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale transaction.

We currently expect to fully physically settle each forward sale transaction, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the latest potential settlement date set forth in such forward sale transaction, although, as discussed below, we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale transaction. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then-current use for all or a portion of the proceeds we would receive upon physical settlement.  If we elect to physically settle any forward sale transaction (or physical settlement is otherwise applicable), at settlement, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the forward price per share under such forward sale transaction on the relevant settlement date and (2) the number of shares of our common stock as to which we have elected physical settlement (or to which physical settlement otherwise applies), subject to the provisions of such forward sale transaction.

We expect that before any issuance of shares of our common stock upon physical or net share settlement of any forward sale transactions, the shares issuable upon settlement of such forward sale transactions will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale transaction over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of such forward sale transaction and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share as a result of such forward sale transaction except during periods when the average market price of our common stock is above the adjusted forward sale price, subject to increase or decrease based on a specified daily rate, less a variable spread based upon the daily borrow cost incurred by the applicable Forward Purchaser when borrowing our common stock, and subject to decrease by amounts related to dividends on our common stock during the term of the forward sale transaction. However, if we physically settle or net share settle any forward sale transaction, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share, return on equity and dividends per share.

We will generally have the right, in lieu of physical settlement of any forward sale transaction, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale transaction, subject to certain exceptions pursuant to such forward sale transaction. If we elect to cash or net share settle all or any part of any forward sale transaction, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period so as to:

•

return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale transaction.

In general terms and subject to a particular forward sale transaction: (1) if the weighted average price of our common stock at which these purchases by such Forward Purchaser (or its affiliate) are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we elect to net share settle); (2) if the weighted average price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the relevant forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser.

In addition, the purchase of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or possibly the number of shares (in the case of net share settlement) that we would owe such Forward Purchaser upon settlement of the applicable forward sale transaction or decrease the amount of cash (in the case of cash settlement) or possibly the number of shares (in the case of net share settlement) that such Forward Purchaser would owe us upon settlement of the applicable forward sale transaction. See “Risk Factors—Risks Related to Forward Sale Transactions.”

Each Forward Purchaser will have the right to accelerate the settlement of the shares underlying any forward sale transaction that it enters into with us and require us to physically settle such shares on a date specified by such Forward Purchaser if, among other events:

•	such Forward Purchaser, after using commercially reasonable efforts, is unable to establish, maintain or unwind its hedge position with respect to that particular forward sale transaction;
•	certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded;
•

we declare any dividend, issue or distribution on shares of our common stock payable in securities of another company as a result of a spin-off or similar transaction, or payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•

an extraordinary event (including certain mergers or tender offers or the delisting of our common stock) occurs or there is a public announcement of an event or transaction that, if consummated, would constitute such an extraordinary event; or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the applicable forward sale transaction, our bankruptcy or a change in law (as such terms are defined in the forward sale transaction).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of any forward sale transaction and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale transaction irrespective of our capital needs, which would result in dilution to our earnings per share.

In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale transaction will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our common stock pursuant to such forward sale transaction, and we would not receive any proceeds pursuant to such forward sale transaction.

The descriptions of certain provisions of the equity distribution agreement and the forward sale transactions appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of the equity distribution agreement and such forward sale transaction.

Other Relationships

Certain of the Sales Agents, the Forward Sellers, the Forward Purchasers and/or their respective affiliates are lenders and/or agents under our unsecured revolving credit facility and our two unsecured term loans. To the extent that we use a portion of the net proceeds we may receive from an offering or from the physical settlement of a forward sale agreement to repay borrowings outstanding under our unsecured revolving credit facility and/or unsecured term loans, these Sales Agents, Forward Sellers, Forward Purchasers or their respective affiliates would receive their pro rata portion of any amount that is repaid under the applicable facility with such net proceeds.

The Sales Agents, the Forward Sellers, the Forward Purchasers and/or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

Robert W. Baird & Co. Incorporated may pay an unaffiliated entity or its respective affiliate, who is also a lender under our credit facility, a fee in connection with this offering.

Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated entity or its affiliate, who is also a lender under our credit facility, a fee in connection with this offering.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Troutman Pepper Hamilton Sanders LLP.  Fried, Frank, Harris, Shriver & Jacobson LLP will act as legal counsel to the Sales Agents, the Forward Sellers and the Forward Purchasers.

EXPERTS

The consolidated financial statements of Independence Realty Trust, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation of Certain Information by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider that information a part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our Operating Partnership and the securities offered hereby, reference is also made to such registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us and our subsidiaries is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus supplement or the accompanying prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;
•	our Current Reports on Form 8-K filed with the SEC on February 19, 2020, February 24, 2020 and May 13, 2020;
•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 25, 2020 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019);

•	The description of our shares of common stock contained in our Registration Statement on Form 8-A dated August 5, 2013.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the completion or termination of this offering are also incorporated herein by reference in this prospectus supplement and the accompanying prospectus and will automatically update and supersede information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Independence Realty Trust, Inc.

Attention: James J. Sebra

1835 Market Street, Suite 2601,

Philadelphia, PA 19103

(267) 270-4800

The statements that we make in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference in this prospectus supplement and the accompanying prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

PROSPECTUS

Independence Realty Trust, Inc.

Common Stock

Preferred Stock

Stock Purchase Contracts

Depositary Shares

Warrants

Rights

Units

Independence Realty Trust, Inc., a Maryland corporation, and selling security holders may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: common stock, preferred stock, stock purchase contracts, depositary shares representing our preferred stock, warrants to purchase our common stock, preferred stock or depositary shares representing our preferred stock, rights to purchase common stock and units representing an interest in two or more securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time either we or selling security holders sell securities, a prospectus supplement will be provided that will contain specific information about the terms and conditions of any securities offered, any net proceeds that we expect to receive from the sale of such securities and the specific manner in which the securities will be offered and the identity of any selling security holders. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We or selling security holders may offer the securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers. We will not receive any of the proceeds from the sale of securities by the selling security holders. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “IRT.” On June 12, 2020, the last reported sale price of our common stock on the NYSE was $11.29 per share. Our principal executive offices are located at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 and our telephone number is (267) 270-4800.

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled "Description of Capital Stock—Restrictions on Ownership and Transfer" in this prospectus for a description of these restrictions.

Investing in our securities involves risks. See "Risk Factors" on page 3 of this prospectus as well as the risk factors contained in documents that we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This date of this prospectus is June 15, 2020

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to

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whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission, or the "SEC," as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” By using an automatic shelf registration statement, we or any selling security holder to be named in a prospectus supplement may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we or any selling security holder to be named in a prospectus supplement may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

This prospectus only provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the applicable document.

Unless otherwise indicated or the context requires otherwise, references in this prospectus to the “company,” “IRT,” “we,” “us,” and “our” are to Independence Realty Trust, Inc., a Maryland corporation, and its consolidated subsidiaries, including Independence Realty Operating Partnership, L.P., a Delaware limited partnership, which we refer to in this prospectus as our "Operating Partnership."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein, each contain "forward-looking statements" within the meaning of the safe harbor from civil liability set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify forward-looking statements by the use of words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of such words or similar expressions. Forward-looking statements include, among others, statements about our future financial condition, results of operations, our business strategy and objectives, including our acquisition strategy, our value-add initiatives, occupancy and leasing rates and trends, and expected liquidity needs and sources (including capital expenditures and the ability to obtain financing or raise capital). Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors including, without limitation:

•	the factors included in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, including those set forth therein under the heading "Risk Factors";
•	adverse changes in national, regional and local economic conditions;

•	unfavorable changes in apartment market conditions that could adversely affect our occupancy levels and rental rates;

competitive factors that may limit our ability to lease our apartment communities or increase or maintain rental rates;

•competitive factors that may limit our ability to lease our apartment communities or increase or maintain rental rates;

•	the length and severity of the recent novel coronavirus (COVID-19) outbreak, including its impact on demand for multifamily apartment properties and our residents’ ability or willingness to pay rent;
•	volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital;
•	changing interest rates, which could increase our borrowing costs and adversely affect the market price of our securities;
•	delays in completing, and cost overruns incurred in connection with, our value-add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives;
•	failure of contemplated acquisitions to close on expected terms or to achieve anticipated results;
•

illiquidity of real estate investments, which could make it difficult for us to respond to changing economic or financial conditions or changes in the operating performance of our apartment communities;

•	failure to generate sufficient cash flows to fund our debt service requirements and distributions to stockholders;
•	our inability to comply with financial covenants in our debt agreements;
•	potential damage from natural disasters, including hurricanes and other weather-related events, which could result in substantial costs to us;
•	adverse impacts on our properties or operations from the effects of climate change;
•	uninsured losses due to insurance deductibles, self-insurance retention, uninsured claims or casualties, or losses in excess of applicable coverage;
•	potential liability for environmental contamination;
•	risks from cybersecurity breaches of our information technology systems and the information technology systems of our third party vendors and other third parties;
•	the imposition of federal taxes if we fail to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”) in any taxable year;
•

our internal control over financial reporting may not be considered effective which could result in a loss of investor confidence in our financial reports, and in turn have an adverse effect on the market price of our securities; and

•	changes in laws and regulations that increase our costs or otherwise adversely affect our business, financial condition or results of operation.

The risks included herein are not exhaustive, and you should be aware that there may be other factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated herein by reference, including those filed in the future, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus.

OUR COMPANY

We are a self-administered and self-managed REIT focused on the acquisition, ownership, operation, improvement and management of multifamily apartment properties across non-gateway U.S. markets. As of March 31, 2020, we owned and operated 58 multifamily apartment properties that contain 15,805 units. Our properties are located in Georgia, North Carolina, Tennessee, Kentucky, Ohio, Oklahoma, Indiana, Texas, Florida, South Carolina, Missouri, Louisiana, and Alabama.

Our primary business objective is to maximize stockholder value through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation. Our investment strategy is focused on: (i) gaining scale within key amenity rich submarkets of non-gateway cities that offer good school districts, high-quality retail and major employment centers and are unlikely to experience substantial new apartment construction in the foreseeable future; (ii) increasing cash flows at our existing apartment properties through prudent property management and strategic renovation projects; and (iii) acquiring additional properties that have strong and stable occupancies and support a rise in rental rates or that have the potential for repositioning through capital expenditures or tailored management strategies.

IRT was formed in 2009 as a Maryland corporation and elected to be taxed as a REIT under the Code, commencing with its taxable year ended December 31, 2011. IRT owns its assets and conducts its business through the Operating Partnership and its subsidiaries. IRT controls the Operating Partnership as its sole general partner and, as of March 31, 2020, IRT owned an approximately 99.2% interest in the Operating Partnership.

Our executive offices are located at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 and our telephone number is (267) 270-4800.

We maintain a website at irtliving.com. None of the information on, or accessible through, our website is incorporated in or constitutes a part of, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, incorporated by reference herein, as well as the other information contained and incorporated by reference in this prospectus and any prospectus supplement, before making an investment in our securities. If any of these risks actually occur, our business, results of operations, financial condition, cash flows and prospects, the market price of our common stock and our ability to make distributions to our stockholders and to satisfy any debt service obligations may be materially and adversely affected. This could cause the value of our securities to decline and you could lose part or all of your investment. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that as of the date of this prospectus we deem immaterial may also have a material adverse effect on us. Some statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement constitute forward-looking statements. Please refer to the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we intend to contribute the net proceeds from the sale of securities offered under this prospectus to our Operating Partnership in exchange for interests in our Operating Partnership. Our Operating Partnership intends to use the net proceeds from any sale of securities covered by this prospectus for general corporate purposes, which may include repayment of indebtedness, acquisitions, development, capital expenditures and additions to working capital. Until we use the net proceeds for the purposes described above, we may invest them in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and, if necessary, will be described in a prospectus supplement.

We will not receive any of the proceeds of the sale by any selling security holders of the securities covered by this prospectus or any prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Common Stock and Preferred Stock

The following description of our shares of common stock and shares of preferred stock sets forth certain general terms and provisions of the shares of common stock and shares of preferred stock to which any prospectus supplement may relate. The terms of our charter and bylaws are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

General

We are authorized to issue 350,000,000 shares of stock, consisting of 300,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action on the part of our stockholders, subject to any preferential rights of any class or series of preferential stock, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. As of June 12, 2020, we had 94,744,177 outstanding shares of common stock and no outstanding shares of preferred stock.

Our charter provides that none of our stockholders will be personally liable, by reason of status as a stockholder, for any of our debts, claims or other obligations.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable. Holders of our common stock:

•	are entitled to receive distributions as authorized by our board of directors and declared by us out of legally available funds;
•

in the event of our voluntary or involuntary liquidation or dissolution, are entitled to share ratably in our distributable assets after satisfaction of our debts and liabilities and any preferential rights of any outstanding shares of preferred stock; and

•

do not have preference, conversion, exchange, sinking fund, redemption rights or preemptive rights to subscribe for any of our securities and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

The transfer agent for our shares of common stock is American Stock Transfer & Trust Company. Shares of our common stock are held in uncertificated form.

Stockholder Voting

Each share of common stock generally entitles the holder to one vote per share on all matters upon which stockholders are entitled to vote and, except as provided with respect to any class or series of preferred stock that we may issue, the holders of common stock will possess exclusive voting power on all matters as to which stockholders have voting rights. There is no cumulative voting in the election of directors. Our bylaws provide that a plurality of the votes cast at a meeting of stockholders duly called at which a quorum is present is sufficient to elect a director and that a majority of the votes cast at a meeting of stockholders duly called at which a quorum is present is sufficient to approve any other matter which may properly come before the meeting, unless a higher vote is required under our charter or applicable statute. Our board of directors has the power to adopt, amend, alter or repeal any provision of our bylaws and to make new bylaws. In addition, stockholders have the power to adopt, amend, alter or repeal any provision of our bylaws and to make new bylaws, by the affirmative vote of a majority of all the votes entitled to be cast on the matter at a meeting of stockholders duly called and at which a quorum is present.

Under Maryland law and our charter, generally we may not, without the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter:

•

amend our charter, except to increase or decrease the number of authorized shares of stock of any class or series or the aggregate number of authorized shares of stock, change our name, change the name or other designation or the par value of any class or series of stock, change the aggregate par value of our stock or effect certain reverse stock splits;

•	sell all or substantially all of our assets other than in the ordinary course of our business;
•	cause a merger or consolidation of our company;
•	effect a statutory share exchange; or
•	dissolve our company.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to the Maryland General Corporation Law, or MGCL, and our charter and bylaws, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) by the unanimous consent in writing or by electronic transmission of each stockholder entitled to vote on the matter or (b) if the action is advised and submitted for stockholder approval by our board of directors, by a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting. Our bylaws require us to provide notice of any action taken by less than unanimous written consent to each stockholder not later than 10 days after the effective time of such action.

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series, as our board of directors shall approve. We currently have no shares of preferred stock outstanding.

Any shares of preferred stock issued under this registration statement will be issued as one or more new series of shares of preferred stock, the rights, preferences, privileges and restrictions of which will be fixed by articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the shares of preferred stock, including:

•	the maximum number of shares in the series and the designation of the series;
•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;
•	the liquidation preference, if any;
•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of stock;
•	the voting rights, if any, of the shares of the series; and
•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the series.

Our board of directors may authorize the issuance of series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders. The issuance of shares of preferred stock, which may provide flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging, delaying or preventing a takeover or change in control, and may cause the market price of shares of common stock to decline or impair the voting and other rights of the holders of shares of common stock.

Restrictions on Ownership and Transfer

In order to maintain our qualification as a REIT, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

Because our board of directors believes it is essential for our company to continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may beneficially or constructively own, more than 9.8% in value of the aggregate of our outstanding shares of stock and 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our capital stock, including our common stock.

Our charter provides for certain circumstances where our board of directors, in its sole discretion, may except a holder of our shares (prospectively or retroactively) from the 9.8% ownership limitation and impose other limitations and restrictions on ownership. Additionally, our charter prohibits, subject to the exceptions described below, any transfer of capital stock that would:

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our company being “closely held” under U.S. federal income tax laws (regardless of whether the ownership interest is held during the last half of a taxable year);
•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property; or
•	cause us to fail to qualify, under U.S. federal income tax laws or otherwise, as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons, will be null and void, with the intended transferee acquiring no rights in such shares of stock, and any other prohibited transfer of shares of our stock described above will result in the number of shares that would cause such person to violate the above restrictions (rounded up to the nearest whole share) to be designated as shares-in-trust and transferred automatically to a trust effective at the close of business on the Business Day (as defined in our charter) before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to immediately submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but it will not be affiliated with our company or any prohibited owner. The beneficiary of the trust will be one or more nonprofit organizations that are named by our company and whose beneficial ownership does not violate any of the ownership restrictions set forth above. If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the prohibited owner prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares held by the trust to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary as follows:

The prohibited owner will receive from the trust the lesser of:

•

the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, if the prohibited owner did not give value for the shares (such as in the case of a devise or gift), the market price per share on the date of the event causing the shares to be held as shares-in-trust; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. The trust will immediately distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for the shares that exceeds the amount such prohibited owner was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift or devise, the market price per share on the date of the gift or devise; or
•	the market price per share on the date that our company, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the beneficiary. We will have the right to accept such offer until the trustee has sold such shares-in-trust. Upon a sale to the company, the interest of the beneficiary in the shares sold will terminate and the trustee shall distribute the net proceeds to the prohibited owner.

“Market price” on any date means, with respect to any class or series of outstanding shares, the closing price for such shares on such date. The “closing price” on any date refers to the last sale price, regular way, as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market. If our stock is not so listed or quoted on any national securities exchange, available on an over-the-counter market, or otherwise, at the time of determination of the market price, our board of directors will determine the market price in good faith.

Any person who (a) acquires or attempts or intends to acquire shares in violation of the foregoing restrictions on ownership and transfer of our stock, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a beneficial trust, or (b) proposes or attempts any of the transactions in clause (a), is required to give us immediate written notice or, in the case of a proposed or attempted transaction, at least 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, 5% or more, or such lower percentages as required under U.S. federal income tax laws or the regulations promulgated thereunder, of our outstanding shares of stock, then you must, within 30 days of the end of each taxable year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder must provide us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering or private placement of such shares. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our charter or board of directors may direct, may exempt a person (prospectively or retroactively) from the ownership limit or establish or increase an excepted holder limit for such person. Subject to certain conditions, our board of directors may also increase the ownership limit for one or more persons and decrease the ownership limit for all other persons.

The restrictions on ownership and transfer described above will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

Our charter provides that the ownership and transfer restrictions described above shall not preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system over which shares may be traded from time to time. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision in the charter providing for ownership limits or restrictions and any transferee in such a transaction shall be subject to all of such other provisions.

The ownership limits and restrictions in our charter could discourage, delay or prevent a takeover, change of control or other transaction in which holders of some or a majority of our outstanding common stock might have received a premium for their shares over the then-prevailing market price of such shares.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description contains general terms and provisions of stock purchase contracts to which any prospectus supplement may relate. The particular terms of the stock purchase contracts offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the stock purchase contracts so offered will be described in the prospectus supplement relating to such stock purchase contracts. For more information, please refer to the provisions of the stock purchase contract, a form of which we will file with the SEC at or prior to the time of the sale of the stock purchase contracts. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may issue stock purchase contracts, which are contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock and the nature and amount of common stock or preferred stock, or the method of determining that amount;

•	whether the stock purchase contracts are to be prepaid or not;
•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and
•	whether the stock purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF DEPOSITARY SHARES

The following description contains general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such depositary shares. For more information, please refer to the provisions of the deposit agreement, a form of which we will file with the SEC at or prior to the time of the sale of the depositary shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a depositary, we will cause such depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the applicable depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred stock so redeemed, provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

From and after the date fixed for redemption, all dividends in respect of the preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the depositary.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the class or series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Shares of Preferred Stock

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each related preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The depositary will forward to holders of depositary receipts any notices, reports and communications from us which are received by the depositary with respect to the related preferred stock.

Neither the depositary nor us will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following description contains general terms and provisions of warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the warrants so offered will be described in the prospectus supplement relating to such warrants. For more information, please refer to the provisions of the warrant agreement and warrant, forms of which we will file with the SEC at or prior to the time of the sale of the warrants. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may offer by means of this prospectus warrants for the purchase of our common stock, preferred stock or depositary shares representing preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currencies in which the price or prices of such warrants may be payable;
•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;
•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;
•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	the minimum or maximum amount of such warrants which may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	a discussion of material U.S. federal income tax considerations; and
•	any other material terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

The following description contains general terms and provisions of rights to which any prospectus supplement may relate. The particular terms of the rights offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the rights so offered will be described in the prospectus supplement relating to such rights. For more information, please refer to the provisions of the rights agreement and rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the rights. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may issue stockholder rights (rights of our stockholders to purchase shares of common stock or other securities). Rights may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of rights will be issued under a separate rights agreement, each, a rights agreement, to be entered into between us and a bank or trust company, as rights agent, or the rights agent, specified in the applicable prospectus supplement relating to that particular issue of rights. The rights agent will act solely as our agent in connection with the rights of any series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of rights. The foregoing sets forth certain general terms and provisions of the rights offered hereby. Further terms of any series of rights and the applicable rights agreement will be set forth in the applicable prospectus supplement we will file relating to that series and, with respect to the applicable rights agreements, will be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or before the issuance of such series of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued including, where applicable, the following:

•	the date for determining the stockholders entitled to rights issued in the offering;
•	the aggregate number of shares of common stock or other securities purchasable upon exercise of such rights and the exercise price;
•	the aggregate number of rights being issued;
•	the date, if any, on and after which such rights may be separately transferrable;
•	the date on which the right to exercise such rights will commence and the date on which such rights will expire;
•	the minimum or maximum number of such rights which may be exercised at any one time;
•	a discussion of material U.S. federal income tax considerations; and
•	any other material terms of such rights, including the terms, procedures, and limitations relating to distribution, exchange and exercise of such rights.

The exercise price for any series of rights will be payable in United States dollars only and will be in registered form only.

DESCRIPTION OF UNITS

The following description contains general terms and provisions of units to which any prospectus supplement may relate. The particular terms of the units offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the units so offered will be described in the prospectus supplement relating to such units. For more information, please refer to the provisions of the unit agreement and unit certificate, forms of which we will file with the SEC at or prior to the time of the sale of the units. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the title of any series of units;
•	the designation and terms of the units and of the securities comprising the units;
•

the aggregate number of, and the price at which we will issue, the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	whether the units will be issued in fully registered or global form;
•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;
•	a discussion of material U.S. federal income tax considerations;
•	whether the units will be listed on any securities exchange; and
•	any other material terms of the units and their constituent securities.

MATERIAL PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of our charter and bylaws. While we believe that the following description covers the material aspects of these provisions, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the relevant provisions of Maryland law, for a more complete understanding of these provisions. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find Additional Information.”

Stockholders’ Meetings

Our bylaws provide that an annual meeting of the stockholders will be held on a date, time and place determined by (i) the board of directors, (ii) a duly authorized committee of the board of directors, or (iii) the chairman, if delegated that authority by the board of directors. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business.

The chairman or the board of directors may call a special meeting of the stockholders. Subject to compliance with certain procedures set forth in our bylaws, the secretary must call a special meeting to act on any matter that may properly be considered at a meeting of stockholders when stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on such matter make a written request for the meeting. In general, the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting will constitute a quorum. Generally, a majority of the votes cast at a duly called meeting of stockholders at which a quorum is present is sufficient to approve any matter unless our charter or the MGCL require otherwise.

Board of Directors

Our business and affairs will be managed under the direction of our board of directors. Our charter and bylaws provide that the number of directors may not be less than the minimum number required by the MGCL and our bylaws provide that the number of directors may not be more than 15. Except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any vacancy on the board of directors may be filled only by a majority of the remaining directors, whether or not the remaining directors constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified. Any director may resign at any time by delivering notice to the board of directors, the chairman of the board or the secretary. Further, any director or the entire board may be removed but only for cause by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of directors, subject to the preferential rights of any preferred stock. A plurality of all the votes cast at a duly called meeting of stockholders at which a quorum is present is sufficient to elect a director.

Amendment of the Organizational Documents

Our charter may be amended after a declaration by the board of directors that the amendment is advisable and, except for those amendments which are permitted under Maryland law to be made without stockholder approval, approval by the affirmative vote of holders of a majority of all votes entitled to be cast on the matter. Our board of directors has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, our stockholders have the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter at a meeting of stockholders duly called and at which a quorum is present.

Dissolution

We may be dissolved after a declaration by a majority of the entire board of directors that dissolution is advisable and the approval by stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to our annual meeting of stockholders, the proposal of other business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;
•	by or at the direction of our board of directors; or
•

by any stockholder who was a stockholder of record both at the time of giving notice of such annual meeting and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

Our bylaws also provide that stockholders may nominate candidates for election as directors at any annual or special meeting of stockholders, provided that such stockholder has complied with the advance notice procedures set forth in our bylaws. In the case of a special meeting of stockholders, nominations of candidates for election of directors may only be made:

•	if the election of directors is a matter specified in the notice of meeting given by or at the direction of our board of directors; or
•

by any stockholder who was a stockholder of record both at the time of giving notice of such special meeting and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholders with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of directors and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, we will be able to enter into any business combinations which are first approved by our board of directors, including business combinations that may not be in the best interests of our stockholders, without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver a statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter or bylaws provide otherwise. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•

a requirement that a vacancy on the board be filled only by the remaining directors and (if the board is classified) for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder requested special meeting of stockholders.

We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and require, unless the meeting is called by our chairman of the board, our chief executive officer, our president or our board of directors, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting of stockholders to act on such matter.

The following is a summary of the agreement of limited partnership of Independence Realty Operating Partnership, LP, our Operating Partnership. This summary and the descriptions of our Operating Partnership agreement provisions included elsewhere or incorporated by reference in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See “Where You Can Find Additional Information.”

Management of our Operating Partnership

The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of, and expect to conduct substantially all of our business through, our Operating Partnership. Pursuant to the operating partnership agreement we, as the general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in our Operating Partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•

file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the Operating Partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•	cause our Operating Partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, our Operating Partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

Conducting our operations through our Operating Partnership allows the sellers of properties to contribute their property interests to our Operating Partnership in exchange for common units in our Operating Partnership rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation. Our Operating Partnership and each limited partner will file separate tax returns.

Description of Partnership Units

Partnership interests in our Operating Partnership are divided into “units.” Our Operating Partnership has two classes of units: general partnership units and common units in our Operating Partnership. General partnership units represent an interest as a general partner in our Operating Partnership and we, as general partner, will hold all such units. In return for our initial capital contribution of $200,000, our Operating Partnership issued to us 20,000 general partnership units.

Common units in our Operating Partnership represent an interest as a limited partner in our Operating Partnership. Our Operating Partnership may issue additional units and classes of units with rights different from, and superior to, those of general partnership units and/or other common units in our Operating Partnership, without the consent of the limited partners. Holders of common units in our Operating Partnership do not have any preemptive rights with respect to the issuance of additional units. As of the date of this prospectus, the only limited partnership units outstanding are common units.

For each common unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to our Operating Partnership. Further, such holders will not have the right to make additional capital contributions to our Operating Partnership or to purchase additional limited partnership units without our consent as general partner.

Limited partners do not have the right to participate in the management of our Operating Partnership. Limited partners who do not participate in the management of our Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of our Operating Partnership beyond the amount of their capital contributions. We, however, as the general partner of our Operating Partnership, are liable for any unpaid debts and liabilities. The voting rights of the limited partners are generally limited to approval of specific types of amendments to our operating partnership agreement. See “— Management of our Operating Partnership,” above.

In general, each common unit will share equally in distributions from our Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon our Operating Partnership’s liquidation, common units will also share equally in the assets of our Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of limited partnership preferred units. In addition, a portion of the items of income, gain, loss and deduction of our Operating Partnership for U.S. federal income tax purposes will be allocated to each common unit, regardless of whether any distributions are made by our Operating Partnership. See “Material U.S. Federal Income Tax Considerations—Tax Aspects of Investments in Partnerships,” incorporated by reference to Exhibit 99.1 of our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020 for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units may be restricted from transferring their interests without the consent of the general partner. See “— Transferability of Interests” below, for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers. After owning a common unit for one year, common unit holders generally may, subject to certain restrictions, exchange limited partnership units for cash or, at our option, shares of common stock. See “— Limited Partner Exchange Rights,” below, for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See “— Extraordinary Transactions,” below, for an explanation of the exchange rights under such circumstances.

Amendments

As general partner, we may also amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in our Operating Partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;
•	any amendment that alters or changes the limited partner’s exchange rights;
•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or
•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons who we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or our Operating Partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all of the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted or for which a unit may be exchanged. We are required to send to each common unit holder notice of a proposed business combination at least 15 days prior to the record date for our stockholder vote on the combination. In the case of a proposed combination, each holder of a common unit in our Operating Partnership shall have the right to exercise its exchange right prior to the stockholder vote on the transaction. Upon the limited partner’s exercise of the exchange right in the case of a business combination, the partnership units will be exchanged into cash or, at our option, shares of common stock in us. However, we cannot pay a common unit holder in shares of our common stock if the issuance of shares to such holder would:

•

be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See “Description of Stock—Restrictions on Ownership and Transfer”;

•	cause us to no longer otherwise qualify, or create a material risk that we may no longer otherwise qualify, as a REIT in the opinion of our counsel; or
•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership units who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the common unit holders to exercise their right to exchange without regard to whether they have held the units for more than a year shall terminate upon the earlier of (i) the disapproval of the business combination by our board of directors, (ii) the disapproval of the business combination by stockholders, (iii) the abandonment of the business combination by any of the parties to it, or (iv) the business combination’s effective date.

Issuance of Additional Units

As general partner of our Operating Partnership, we can, without the consent of the limited partners, cause our Operating Partnership to issue additional units representing general and/or limited partner interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of general partnership units and limited partnership units. Furthermore, the operating partnership agreement requires the issuance of additional common units corresponding with any issuance of stock by us pursuant to any distribution reinvestment program we may adopt in the future or as a result of distributing stock in order to meet our annual distribution requirement to maintain our qualification as a REIT.

Capital Contributions

The operating partnership agreement provides that, if our Operating Partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by our Operating Partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by our Operating Partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received as consideration for the issuance of capital stock to our Operating Partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of shares of common stock, we will receive one general partnership common unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of capital stock other than common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the capital stock that we issued. If we contribute additional capital to our Operating Partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event we contribute any additional capital.

Distributions

Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units. The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with the number of units that they hold. We will also distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of our Operating Partnership beyond, or in lieu of, the receipt of any preferred return. The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

The operating partnership agreement provides that cash available for distribution will be distributed to the partners based on their percentage interests.

Liquidation

Upon the liquidation of our Operating Partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of our Operating Partnership shall be allocated among the partners in such a manner that the capital account of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions that would be made to such partner if our Operating Partnership were dissolved, its affairs wound up and its assets were sold for cash, all Operating Partnership liabilities were satisfied, and the net assets of our Operating Partnership were distributed to the partners immediately after making such allocation.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our qualification as a REIT;
•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that our Operating Partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, our Operating Partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by our Operating Partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of our Operating Partnership.

Limited Partner Exchange Rights

Each holder of a common unit will have the right, commencing one year from the issuance of the common units (except in connection with a business combination), to cause our Operating Partnership to exchange their units for cash equal to the value of an equivalent number of our shares of common stock or, at our option, by issuing one share of our common stock for each unit exchanged. We will make the decision whether to exercise our right to exchange common units for shares of our common stock on a case by case basis at our sole and absolute discretion. The limited partnership units exchanged for cash or common stock will augment our ownership percentage in our Operating Partnership.

See “— Extraordinary Transactions,” above, for a description of exchange rights in connection with mergers and other major transactions. However, we cannot exchange common units for shares of our common stock if the issuance of shares to such holder would:

•

be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See “Description of Stock—Restrictions on Ownership and Transfer”;

•	cause us to no longer otherwise qualify, or create a material risk that we may no longer otherwise qualify, as a REIT in the opinion of our counsel; or
•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any shares of common stock issued to the limited partners upon exchange of their common units may be sold only pursuant to an effective registration statement under the Securities Act or an exemption from, or exception to, registration requirements. We expect to grant holders of partnership interests registration rights for such shares of common stock. The cash necessary to exchange common units will come from any funds legally available to us or our Operating Partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. As general partner, we will have the right to grant similar exchange rights to holders of other classes of units, if any, in our Operating Partnership, and to holders of equity interests in the entities that own our properties.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units into common stock to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged. See “Material U.S. Federal Income Tax Considerations—Tax Aspects of Investments in Partnerships” incorporated by reference to Exhibit 99.1 of our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of our Operating Partnership, and as such, will have authority to make tax decisions under the Code on behalf of our Operating Partnership. Tax income and loss will generally be allocated in a manner that reflects the entitlement of the general partner and the limited partners to receive distributions from our Operating Partnership. For a description of other tax consequences stemming from our investment in our Operating Partnership, see “Material U.S. Federal Income Tax Considerations—Tax Aspects of Investments in Partnerships” incorporated by reference to Exhibit 99.1 of our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020.

Duties and Conflicts

Subject to restrictions relating to contracts with our Operating Partnership, us as general partner or our affiliates, any limited partner may engage in other business activities outside our Operating Partnership, including business activities that directly compete with our Operating Partnership.

Term

Our Operating Partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (i) our dissolution, bankruptcy, insolvency or termination, (ii) the sale or other disposition of all or substantially all of the assets of our Operating Partnership unless we, as general partner, elect to continue the business of our Operating Partnership to collect the indebtedness or other consideration to be received in exchange for the assets of our Operating Partnership, or (iii) by operation of law.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

A summary of certain U.S. federal income tax considerations to you as a prospective holder of our securities is set forth in Exhibit 99.1 to our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020, and incorporated by reference in this prospectus.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in an accompanying prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Act and Exchange Act that are incorporated by reference into this prospectus.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities offered by this prospectus from time to time in one or more transactions in any of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;
•	directly to agents;
•	to or through brokers or dealers;
•	to the public through underwriting syndicates led by one or more managing underwriters;
•	to one or more underwriters acting alone for resale to investors or to the public;
•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
•	through forward or other derivative transactions relating to the securities being registered hereunder; and
•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	describe the terms of the offering;
•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;
•	describe the purchase price or the public offering price of the securities;
•	identify the amounts underwritten; and
•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on NYSE, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other nonsale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;
•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;
•	ordinary brokerage transactions and transactions in which the broker solicits purchases;
•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;
•	privately negotiated transactions, directly or through agents;

•	short sales;
•	through the writing of options on the securities, whether or the options are listed on an options exchange;
•	through the distribution of the securities by any security holders to its partners, members or stockholders;
•	one or more underwritten offerings;
•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and
•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The selling security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-

making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;
•	the purchase price;
•	the public offering price;
•	if applicable, the names of any underwriter, agent or broker-dealer; and
•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the securities to be offered by us by means of this prospectus will be passed upon for us by Pepper Hamilton LLP. The description of the federal income tax consequences appearing in this prospectus is based on the opinion of Pepper Hamilton LLP.

EXPERTS

The consolidated financial statements of Independence Realty Trust, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our Operating Partnership and the securities offered hereby, reference is also made to such registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us and our subsidiaries is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;
•	our Current Reports on Form 8-K filed with the SEC on February 19, 2020, February 24, 2020 and May 13, 2020;
•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 25, 2020 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019); and

•	The description of our shares of common stock contained in our Registration Statement on Form 8-A dated August 5, 2013.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of this registration statement and on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Independence Realty Trust, Inc.

Attention: James J. Sebra

1835 Market Street, Suite 2601,

Philadelphia, PA 19103

(267) 270-4800

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

No person is authorized to give any information or to make any representation not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the common stock, preferred stock, stock purchase contracts, depositary shares, warrants, rights and units offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Independence Realty Trust, Inc.

Common Stock
Preferred Stock
Stock Purchase Contracts
Depositary Shares
Warrants
Rights
Units

PROSPECTUS

November 13, 2020